Exhibit 24.1

                               Powers of Attorney

         FURTHER RESOLVED, that each officer and director who may be required to sign and execute (whether on behalf of the Company, as an officer or director of the Company or otherwise) such Registration Statements or any amendment thereto or any document in connection therewith or in connection with the public offering contemplated thereby or the closing of a sale of the Registered Shares hereby grants a Power of Attorney appointing W. James MacGinnitie and Jonathan D. Kantor, or any successor Chief Financial Officer or Secretary of the Company or either of them acting individually, his true and lawful attorney to sign in such officer's or such director's name, place and stead (including in any such capacity) such Registration Statements, all amendments thereto and documents in connection therewith; and that each director who signs below hereby appoints and authorizes each such attorney-in-fact to sign such Registration Statements, amendments and documents in the name, place and stead of each such officer and director who shall have executed this Power of Attorney (whether acting on behalf of the Company, as an officer or director of the Company or otherwise).

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 6th day of October, 1998.




/s/Antoinette Cook Bush                                     /s/Joseph Rosenberg
------------------------                                    --------------------
Antoinette Cook Bush                                         Joseph Rosenberg



/s/Dennis H. Chookaszian                                    /s/Richard L. Thomas
-------------------------                                   --------------------
Dennis H. Chookaszian                                        Richard L. Thomas



/s/Philip L. Engel                                           /s/James S. Tisch
------------------                                           -------------------
Philip L. Engel                                              James S. Tisch



/s/Robert P. Gwinn                                          /s/Laurence A. Tisch
------------------                                          --------------------
Robert P. Gwinn                                              Laurence A. Tisch



/s/Walter F. Mondale                                         /s/Preston R. Tisch
--------------------                                         -------------------
Walter F. Mondale                                            Preston R. Tisch



/s/Edward J. Noha                                            /s/Marvin Zonis
-----------------                                            -------------------
Edward J. Noha                                               Marvin Zonis